                                            Allocation/Telephone Elections
                                            |_|  The Prudential Insurance Company of America
                                            |_|  Pruco Life Insurance Company of New Jersey
                                            A subsidiary of The Prudential Insurance Company of America

INVESTMENT ALLOCATION
I request that net premium payments be allocated to the investment options selected below:

Investment Options*                            Allocation   Investment Options*                           Allocation
[ProFund VP Bull                            %  (PBLL)       ProFund VP Short OTC                       %  (PSOC)
                                       -------                                                -----------
ProFund VP Small-Cap                        %  (PSCP)       ProFund VP Rising Rates                    %  (PRRO)
                                                            Opportunity
                                       -------                                                -----------
ProFund VP OTC                              %  (POTC)       ProFund VP Basic Materials                 %  (PBMA)
                                       -------                                                -----------
ProFund VP Asia 30%  (PASA)       ProFund VP Biotechnology                   %  (PBIO)
                                       -------                                                -----------
ProFund VP Europe 30%  (PEUR)       ProFund VP Consumer Cyclical               %  (PCCY)
                                       -------                                                -----------
ProFund VP Mid-Cap Value                    %  (PMCV)       ProFund VP Consumer Non-Cyclical           %  (PCNC)
                                       -------                                                -----------
ProFund VP Mid-Cap Growth                   %  (PMCG)       ProFund VP Energy                          %  (PEGY)
                                       -------                                                -----------
ProFund VP Small Cap Value                  %  (PSCV)       ProFund VP Financial                       %  (PFIN)
                                       -------                                                -----------
ProFund VP Small-Cap Growth                 %  (PSCG)       ProFund VP Healthcare                      %  (PHEA)
                                       -------                                                -----------
ProFund VP U.S. Government Plus             %  (PGOV)       ProFund VP Precious Metals                 %  (PPMT)
                                       -------                                                -----------
ProFund VP Bull Plus                        %  (PBPL)       ProFund VP Real Estate                     %  (PRES)
                                       -------                                                -----------
ProFund VP UltraMid-Cap                     %  (PUMC)       ProFund VP Technology                      %  (PTEC)
                                       -------                                                -----------
ProFund VP UltraSmall-Cap                   %  (PUSC)       ProFund VP Telecommunications              %  (PTEL)
                                       -------                                                -----------
ProFund VP UltraOTC                         %  (PUOC)       ProFund VP Utilities                       %  (PUTL)
                                       -------                                                -----------
ProFund VP Bear                             %  (PBER)       ProFund VP Money Market                    %  (PMKT)]
-------------------------------------- ------- ------------                                   -----------
-------------------------------------- ------- ------------                                   -----------
                                            %  (         )  Total                                   100%
-------------------------------------- ------- ------------

*Please refer to your prospectus and to the accompanying conditions and requirements information.

Supplementary Information

Agent's name

                                            Supplement to the Application
                                            |_|  The Prudential Insurance Company of America
                                            |_|  Pruco Life Insurance Company of New Jersey
                                            a subsidiary of The Prudential Insurance Company of America

                                          No.

A Supplement to the Application for a variable contract in which  ________________________ ______
is named as the proposed Insured.

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES.  I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT.  I UNDERSTAND
THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE
CONTRACT'S INVESTMENT EXPERIENCE    YES |_|  NO  |_|

An illustration of values is available upon request.

Date     Signature of Applicant